EXHIBIT 5

                                Law Offices
                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
TIMOTHY B. MATZ                  12th Floor              PATRICIA J. WOHL
STEPHEN M. EGE             734 15th Street, N.W.         DAVID TEEPLES
RAYMOND A. TIERNAN        Washington, D.C.  20005        DANIEL R. KLEINMAN
GERARD L. HAWKINS                                        ERIC M. MARION
NORMAN B. ANTIN                 __________               BRIAN J. CRAIG
JOHN P. SOUKENIK*                                        ________________
GERALD F. HEUPEL, JR.
JEFFREY A. KOEPPEL      Telephone:  (202) 347-0300       SENIOR COUNSEL
DANIEL P. WEITZEL       Facsimile:   (202) 347-2172
PHILIP ROSS BEVAN              WWW.EMTH.COM              W. MICHAEL HERRICK
HUGH T. WILKINSON
JEFFREY D. HAAS                                          OF COUNSEL
KEVIN M. HOULIHAN
KENNETH B. TABACH                                        ALLIN P. BAXTER
                                                         JACK I. ELIAS
                                                         SHERYL JONES ALU

*NOT ADMITTED IN D.C.


                                 May 31, 2000

                                  VIA EDGAR

Board of Directors
Community Savings Bankshares, Inc.
660 U.S. Highway One
North Palm Beach, Florida  33408

     Re:  Registration Statement on Form S-8;
          547,065 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as special counsel to Community Savings Bankshares, Inc., a Delaware corporation (the "Company") and Community Savings, F. A. (the
"Association"),   in  connection  with  the  preparation  and  filing  with
the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 547,065 shares of common stock, par value $1.00 per share (the "Common Stock"), to be issued pursuant to the 1998 Amended and Restated Stock Option Plan (the "Plan") of the Company upon the exercise of stock options and/or stock appreciation rights (the "Option Rights") as defined in the Plan. We have been requested by the Company to furnish an opinion to be included as an exhibit to the Registration Statement. Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

     In  so  acting,  we  have  reviewed  the  Registration  Statement,   the
Certificate of Incorporation and Bylaws of the Company, the Plan, a specimen stock certificate evidencing the Common Stock and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and the Association and such other instruments, certificates and representations of public officials, officers and representatives of the Company and the Association, and have made such inquiries of such officers and representatives as we have deemed relevant or necessary as a basis for this opinion.

Board of Directors
May 31, 2000
Page 2


     In such examination, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that: (i) the shares of Common Stock issuable pursuant to the Option Rights granted under the terms of the Plan will continue to be validly authorized on the dates on which the Common Stock is issued pursuant to the Option Rights; (ii) on the dates on which the Option Rights are exercised, the Option Rights granted under the terms of the Plan will constitute valid, legal and binding
obligations of the Company and  will   (subject   to   applicable
bankruptcy,   moratorium,   insolvency, reorganization and other laws and
legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Company in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change shall have occurred in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued and sold pursuant to the Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                              By:  /s/ Philip Ross Bevan
                                   ----------------------------
                                   Philip Ross Bevan, a Partner